UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

WESTELL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

WESTELL TECHNOLOGIES, INC.

750 North Commons Drive

Aurora, Illinois 60504

(630) 898-2500

Notice of Annual Meeting of Stockholders

September 17, 2009

Dear Stockholders:

The 2009 Annual Meeting of Stockholders of Westell Technologies, Inc. (the “Company”) will be held at the Company’s Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois, 60504 on Thursday, September 17, 2009 at 10:00 a.m. Central Daylight Time for the following purposes:

1.	To elect the Company nominated slate of seven directors;

2.	To vote upon a proposal to ratify the appointment of independent auditors; and

3.	Any other matters that properly come before the meeting.

The Board of Directors has fixed the close of business on July 20, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Brian S. Cooper

Secretary

July 29, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 17, 2009. THE WESTELL TECHNOLOGIES, INC. PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS AND 2009 ANNUAL REPORT ARE AVAILABLE AT https://materials.proxyvote.com/957541.

WESTELL TECHNOLOGIES, INC.

750 North Commons Drive

Aurora, Illinois 60504

Proxy Statement

Annual Meeting of Stockholders to be held September 17, 2009

To the Stockholders of

WESTELL TECHNOLOGIES, INC.:

This Proxy Statement is being mailed to stockholders on or about August 10, 2009, and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc. of proxies for the Annual Meeting of Stockholders to be held at the Company’s Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois, 60504, on Thursday, September 17, 2009 at 10:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted as specified. If no directions are specified on a duly submitted Proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the seven directors nominated by the Board, FOR Proposal No. 2, and in accordance with the discretion of the persons appointed as proxies on any other matter properly brought before the meeting. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company or by attending the meeting and voting in person.

A majority of the outstanding voting power of our Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. A quorum is needed for any proposal to be adopted.

The affirmative vote of the holders of a plurality of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, and represented in person or by proxy at the meeting is required for the election of directors. The affirmative vote of holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to ratify the appointment of the independent auditors.

Shares represented by proxies which are marked “abstain” or to deny discretionary authority on any matter will be treated as shares present and entitled to vote and will have the same effect as votes against any such matters. Broker “non-votes” and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. Broker “non-votes” will have no effect on the outcome of the election of directors, or the ratification of the appointment of independent auditors. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person, by telephone, or other communications, without compensation apart from their normal salaries.

The Annual Report to Stockholders on Form 10-K for fiscal year ended March 31, 2009 (“fiscal 2009”) accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company at the address of the corporate headquarters indicated above.

Only holders of record of our Class A Common Stock or Class B Common Stock at the close of business on July 20, 2009 are entitled to vote at the meeting. As of July 20, 2009, we had outstanding 54,002,409 shares of Class A Common Stock and 14,693,619 shares of Class B Common Stock, and such shares are the only shares entitled to vote at the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the meeting.

CORPORATE GOVERNANCE

Board Committees

The Board of Directors has standing Audit, Compensation and Nominating Committees (name subsequently changed to Corporate Governance and Nominating Committee). The members of the committees during fiscal 2009 are identified in the following table.

Director	Audit(1)	Compensation	Nominating
John W. Seazholtz	Member	Chair(2)	Chair
Paul A. Dwyer(3)	Member	Chair
James M. Froisland(4)	Member
Richard S. Gilbert(5)			Member
Eileen A. Kamerick	Chair		Member
Robert C. Penny III		Member
Roger L. Plummer(6)	Member	Member	Member
Melvin J. Simon			Member
Martin H. Singer(7)		Member(8)

(1)	On May 27, 2009, Mr. Martin Hernandez was appointed to the Board and currently serves on the Audit Committee.
(2)	On March 13, 2009, Mr. Seazholtz was appointed to serve as Chair of the Compensation Committee. As of April 1, 2009, Mr. Singer became the Chair of the Compensation Committee and Mr. Seazholtz continues to serve as a Member of that committee.
(3)	Mr. Dwyer retired from the Board and all Committees on February 28, 2009.
(4)	Mr. Froisland was appointed to the Board effective March 13, 2009.
(5)	Effective June 23, 2009, Mr. Gilbert no longer serves on the Nominating Committee.
(6)	Mr. Plummer retired from the Board and all Committees on October 12, 2008.
(7)	Mr. Singer was appointed to the Board effective March 23, 2009.
(8)	As of April 1, 2009, Mr. Singer became the Chair of the Compensation Committee.

The Board of Directors held 20 meetings during fiscal 2009. During fiscal 2009, each director, during the period in which he or she served as a director and on a committee of the Board, attended 75 percent or more of the total number of meetings held by the Board of Directors and all committees on which he or she served. Following the regular Board meetings, the non-employee independent directors periodically conduct separate meetings. The Board is authorized to directly engage outside consultants and legal counsel to assist and advise them, as needed.

The Audit Committee

The Audit Committee met eight times in fiscal 2009. The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee generally has direct responsibility for appointing, compensating, retaining and overseeing the work of any independent auditors. The Committee also is responsible for reviewing the plan and scope of the annual audit, reviewing our audit and control functions, reviewing and pre-approving audit and permissible non-audit services and reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Board of Directors has designated each member of the Audit Committee as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that each current member of the Audit Committee is independent as defined in the NASDAQ listing standards. The Audit Committee charter is available in the corporate governance section under Investor Relations on our website at www.westell.com.

The Compensation Committee

The Compensation Committee met six times in fiscal 2009. The Board of Directors has determined that each current member of the Compensation Committee is independent as defined in the NASDAQ listing standards.

The functions of the Compensation Committee consist of determining executive officers’ salaries and bonuses as well as administering and determining awards to be granted under the Company’s 2004 Stock Incentive Plan and the Employee Stock Purchase Plan. The Compensation Committee charter is available in the corporate governance section under Investor Relations on our website at www.westell.com.

The Compensation Committee is responsible for evaluating and setting the compensation for our CEO. The Compensation Committee sets executive compensation by evaluating base salary, benefits, annual incentive compensation (“Incentive Plan”) and long-term equity incentives on an annual basis. The Company management is responsible for recommending to the Compensation Committee the amount of compensation of our other executive officers. The Compensation Committee reviews such recommendations and has the authority to approve or revise such recommendations. The CEO and other members of management do not participate in deliberations relating to their own compensation. Under its charter, the Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. For fiscal 2009, the Compensation Committee reviewed and approved the total compensation package for each of the Company’s executive officers.

The Nominating Committee

The Nominating Committee met five times in fiscal 2009. The Nominating Committee is responsible for developing the criteria and qualifications for membership on the Board, reviewing and making recommendations to the Board as to whether existing directors should stand for re-election, considering, screening and recommending candidates to fill new or open positions on the Board, recommending Director nominees for approval by the Board and the stockholders; recommending Director nominees for each of the Board’s committees, reviewing candidates recommended by stockholders, and conducting appropriate inquiries into the backgrounds and qualifications of possible candidates. In general, the Nominating Committee believes directors should have high ethical and moral standards, business experience and expertise, industry and technology experience knowledge applicable to the industry and corporate management experience. The Board of Directors has determined that each member of the Nominating Committee, with the exception of Mr. Gilbert, is independent as defined in the NASDAQ listing standards. Mr. Gilbert is the Company’s Chief Executive Officer and as an executive officer, he is precluded from serving on the Nominating Committee under the NASDAQ listing standards and the Nominating Committee charter. Mr. Gilbert no longer serves on the Nominating Committee and the Company is now operating in compliance with this provision of the NASDAQ listing standards and the Committee charter. The director nominations for the 2009 Annual Meeting of Stockholders were made by the committee after Mr. Gilbert ceased service on the Nominating Committee. The Nominating Committee charter is available in the corporate governance section under Investor Relations on our website at www.westell.com.

Director Nominations

The Nominating Committee considers many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of directors with a variety of complementary experience and backgrounds who have high-level managerial experience in complex organizations and who represent the balanced interest of stockholders as a whole rather than those of special interest groups.

Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating Committee recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters. In addition, the Nominating Committee considers independence and potential conflict issues with respect to directors standing for re-election and other potential nominees, and whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all stockholders. In the case of current Directors being considered for renomination, the Nominating Committee will also take into account the director’s history of attendance at meetings of the Board of Directors or its committees, the Director’s tenure as a member of the Board of Directors, and the Director’s preparation for and participation in such meetings. In the case of potential nominees, the Nominating Committee also considers the individual committee needs and may evaluate candidates in light of requirements and qualifications applicable to each committee, including SEC, stock exchange and other applicable requirements.

The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. During fiscal 2009, the Board retained a third-party director search firm to assist in the identification and evaluation of new Board members. Messrs. Froisland and Singer were recommended as director candidates to the Nominating Committee by the search firm. Mr. Hernandez was recommended as a director candidate to the Nominating Committee by Mr. Gilbert, Westell’s Chief Executive Officer. Mr. Robert W. Foskett was recommended as a director candidate to the Nominating Committee by Mr. Penny, a Westell Director. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board.

Stockholders who wish to suggest qualified candidates should write to the Secretary, Westell Technologies, Inc., 750 North Commons Drive, Aurora, Illinois, 60504, specifying the name of any candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders must comply with our bylaws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Attendance at Annual Stockholder Meetings

The Company expects all board members to attend the annual meeting of stockholders, but from time to time, other commitments may prevent a director from attending the meeting. All but one of the six directors serving at that time attended the most recent annual meeting of stockholders, which was held on September 18, 2008.

Director Independence

In general, the Board determines whether a board member is independent by following the corporate governance rules of the NASDAQ Global Select Stock Market (“NASDAQ”) and the applicable rules of the Securities and Exchange Commission (“SEC”). Our Board of Directors has determined that each of Messrs. Seazholtz, Dwyer, Foskett, Froisland, Hernandez, Penny, Plummer, Simon, and Singer and Ms. Kamerick are (or were during their time of service) “independent” under the NASDAQ and SEC rules.

Communications with Directors

The Board of Directors has established a process for stockholders to communicate with members of the Board. If a stockholder has any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under Westell’s Code of Business Conduct or other matters that he or she wishes to communicate to Westell’s Audit Committee or Board of Directors, the stockholder can reach the Westell Board of Directors by mail at Westell Technologies, Inc., Board of Directors, 750 North Commons Drive, Aurora, Illinois, 60504. From time to time, the Board of Directors may change the process that stockholders may communicate to the Board of Directors or its members. Please refer to our website at www.westell.com for any changes in this process.

Executive Officers

The following sets forth certain information with respect to our executive officers.

Name	Age	Position
Richard S. Gilbert	56	President and Chief Executive Officer
Brian S. Cooper	52	Vice President , Chief Financial Officer, Treasurer and Secretary
Amy T. Forster	42	Senior Vice President and Chief Accounting Officer
Brian G. Powers	55	Vice President, General Manager OSPlant Systems Division
Timothy J. Reedy	47	President and Chief Executive Officer of Conference Plus, Inc.
Christopher J. Shaver	45	Vice President, General Manager of CNS Division

Richard S. Gilbert – Richard S. Gilbert has served as President, Chief Executive Officer and Director of the Company since February 2009. Prior to joining the Company, Mr. Gilbert served as President and Chief Executive Officer of Kineto Wireless, Inc. (“Kineto”), an innovator and leading supplier of solutions that enable delivery of mobile services over broadband, since 2005. From 1998 to 2005, Mr. Gilbert was the Chairman and Chief Executive Officer of Copper Mountain Networks, a company that developed digital subscriber line communications products that enable high-speed broadband connectivity over existing copper phone lines. Prior to Copper Mountain, Mr. Gilbert was the President of ADC Kentrox. Additionally, Mr. Gilbert has held numerous senior management positions with companies that include Make Systems, VitaLink Communications Corporation, and IBM Corporation.

Brian S. Cooper – Brian S. Cooper has served as Vice President and Chief Financial Officer of Westell since April 2009. In May 2009, Mr. Cooper was appointed as Treasurer and Secretary of the Company. Prior to joining the Company, Mr. Cooper served since 2007 as Chief Financial Officer and Treasurer of Fellowes, Inc., a global manufacturer and marketer of office products and solutions. From 2001 to 2007, Mr. Cooper was the Senior Vice President and Treasurer of United Stationers, Inc. (NASDAQ: USTR), a national wholesale distributor of business products.

Amy T. Forster – Amy T. Forster was named Senior Vice President and Chief Accounting Officer of Westell in April 2009 when Brian S. Cooper joined the Company as Chief Financial Officer. Ms. Forster served as Chief Financial Officer and Treasurer from July 2007 to April 2009 and May 2009, respectively. She served as Secretary from October 2007 to May 2009. Ms. Forster initially joined Westell in 1994 as Controller and also served as Executive Director of Finance. Ms. Forster had a brief departure from the Company from December 2006 to June 2007, when she served as the Managing Director of Finance and Controller of Claymore Securities, Inc., a privately held financial services firm. Ms. Forster served as Controller for Syntronic Instruments, Inc. from 1992 to 1994. After earning her CPA, Ms. Forster began her career as an auditor with Arthur Andersen LLP from 1989 to 1992.

Brian G. Powers – Brian G. Powers has served as Vice President, General Manager of the Outside Plant Systems (“OSPlant Systems”) Division of the Company since April 2009. Mr. Powers joined Westell in 1990 as Marketing Director. Since then he has held various leadership roles, including Vice President of Business Development and Vice President, General Manager of Sales. Prior to joining Westell, Mr. Powers was CPE Business Unit Director for Rockwell International Corporation. He has also held several other technical consulting and sales positions for firms in the telecommunications industry.

Timothy J. Reedy – Timothy J. Reedy has served as Chief Executive Officer of Conference Plus, Inc., a subsidiary of the Company, since October 2002. Prior to joining the Company, Mr. Reedy was Vice President, Finance and Marketing with MCI/WorldCom Conferencing. From 1993 to 1995, Mr. Reedy also served as Vice President, Finance and Marketing at Darome Teleconferencing. From 1984 to 1993, Mr. Reedy held several management position with the former Ameritech Mobile Communications, Inc.

Christopher J. Shaver – Before being named Vice President, General Manager of Westell’s Customer Networking Systems (“CNS”) business unit in April of 2009, Mr. Shaver served since April 2007 as Senior Vice President of Engineering and Chief Technology Officer of Westell, Inc. Mr. Shaver joined Westell in January 2005 as Vice President of Engineering. Prior to Westell, Mr. Shaver was Vice President of Engineering at Copper Mountain Networks, a company that developed digital subscriber line communications products that enable high-speed broadband connectivity over existing copper phone lines, from 2002 to 2005. Before Copper Mountain, he was co-founder and Vice President of Engineering at Oresis Communications, and in the 1990’s, Mr. Shaver had various engineering roles at ADC Kentrox.

In addition to the executives officers who are listed above, the following sets forth certain information with respect to two additional individuals who were serving as executive officers as of March 31, 2009, but who no longer are serving in such capacity.

Name	Age	Position
Timothy R. Pillow	49	Chief Marketing and Strategy Officer
Mark B. Skurla	50	Vice President of Sales and Customer Service

Timothy R. Pillow – Timothy R. Pillow served as Chief Marketing and Strategy Officer of the Company from August 2007 to April 2009. Prior to joining the Company, Mr. Pillow was the Executive Vice President and Global Team Leader with Nortel Networks, a company that delivers simplified communications capabilities for both service provider and enterprise networks, support multimedia and business critical applications, where he spent over 15 years. Prior to Nortel, Mr. Pillow held executive leadership, strategic planning, sales management, and technical marketing positions at Lucent Technologies, DuPont and Westinghouse Electric Corporation.

Mark B. Skurla – Mark B. Skurla has served as Vice President of Sales and Customer Service of the Company since July 2006. Prior to Westell, Mr. Skurla served as Vice President of Worldwide Sales at Fluke Networks, a company that provides advice and resources for the monitoring and management of enterprise and service provider networks, from 2004 to 2005. Before Fluke Networks, Mr. Skurla was the Vice President of Sales at Copper Mountain Networks from 2003 to 2004, and he spent 15 years at ADC Telecommunications in sales management positions of increasing responsibility.

Code of Business Conduct

The Company has adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K. This Code of Business Conduct applies to our all of our officers (including the principal executive officer, the principal financial officer and any person performing similar functions) and employees. The Company filed a copy of this Code of Business Conduct as Exhibit 14.1 to its annual Form 10-K. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting on its website (http://www.westell.com) within four business days after their respective dates any amendments to, or waivers from its Code of Business Conduct applicable to its principal executive officer, principal financial officer and any person performing similar functions. Copies of the Code of Business Conduct will be provided free of charge upon written request directed to the Secretary of the Company at the address of the principal executive offices.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

Directors and Executive Officers

The following table sets forth the beneficial ownership (and the percentages of outstanding shares represented by such beneficial ownership) as of June 30, 2009, of (i) each director, (ii) our Chief Executive Officer, our two former Chief Executive Officers, the individual who served as our Chief Financial Officer during fiscal 2009, our three other most highly compensated executive officers during fiscal 2009 (the “named executive officers” or “NEOs”) and (iii) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Persons, who have the power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such common stock.

Name	Number of Class A Shares(1)(2)		Number of Class B Shares(2)		Percent of Class A Common Stock(3)	Percent of Class B Common Stock(3)	Percent of Total Voting Power(3)
Non-Employee Directors
John W. Seazholtz	336,000		--		*	--	*
Robert W. Foskett(4)	--		--	(5)	*	--	*
James M. Froisland	20,000		--		*	--	*
Martin D. Hernandez	20,000		--		*	--	*
Eileen A. Kamerick	123,000		--		*	--	*
Robert C. Penny III	114,506	(6)	13,707,979	(7)	*	93.3%	48.7%
Melvin J. Simon	501,460	(8)	14,693,618	(7)(9)	*	100.0%	52.6%
Martin H. Singer	20,000		--		*	--	*

Named Executive Officers
Richard S. Gilbert	--		--		*	--	*
Thomas E. Mader(10)	243,637		--		*	--	*
Bernard F. Sergesketter(11)	175,100		--		*	--	*
Amy T. Forster(12)	66,090		--		*	--	*
Timothy R. Pillow (13)	160,000		--		*	--	*
Christopher J. Shaver	171,391		--		*	--	*
Mark B. Skurla	140,400		--		*	--	*

All Directors and Executive Officers as a group (13 Persons)	1,749,658		14,693,618		3.2%	100.0%	54.3%

*	Less than 1%.
(1)	Includes options to purchase shares that are exercisable within 60 days of June 30, 2009 as follows: Mr. Seazholtz: 163,000 shares, Ms. Kamerick: 83,000 shares, Mr. Penny: 33,000 shares; Mr. Simon: 120,000 shares, Mr. Mader: 20,000 shares; Mr. Sergesketter: 80,000, Ms. Forster: 66,000 shares; Mr. Pillow: 150,000 shares; Mr. Shaver: 140,400 shares; Mr. Skurla: 140,400 shares; and all directors and executive officers as a group: 872,430 shares.
(2)	Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.
(3)	Percentage of beneficial ownership and voting power is based on 54,002,409 shares of Class A Common Stock and 14,693,619 shares of Class B Common Stock outstanding as of June 30, 2009.
(4)	Mr. Foskett is a new director nominee not currently serving as a director of the Company. Mr. Foskett is the nephew of Mr. Robert C. Penny III.
(5)	Mr. Foskett has a pecuniary interest in 564,835 shares of Class B Common Stock held in the Voting Trust Agreement dated February 23, 1994, as amended (the “Voting Trust”), among Robert C. Penny III and Melvin J. Simon, as trustees (the “Trustees”), and certain members of the Penny family and the Simon family. The Trustees have joint voting and dispositive power over all shares in the Voting Trust.
(6)	Includes 61,506 shares held in trust for the benefit of a relative for which Mr. Penny is trustee and has sole voting power; Mr. Penny disclaims beneficial ownership of the shares.
(7)

Includes 13,570,175 shares of Class B Common Stock held by Messrs. Penny and Simon, as Trustees pursuant to the Voting Trust, the Trustees, and certain members of the Penny family and the Simon family. The Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting

Trust in which they do not have a pecuniary interest. The Voting Trust contains 4,004,236 shares held for the benefit of Mr. Penny and 137,804 shares held for the benefit of Mr. Simon. The address for Messrs. Penny and Simon is Melvin J. Simon & Associates, Ltd., 4343 Commerce Court, Suite 616, Lisle, Illinois, 60532.

(8)	Includes 248,024 shares held in trust for the benefit of Mr. Penny and certain family members, for which Mr. Simon is trustee and has sole voting and dispositive power, 20,965 shares held in trust for the benefit of Sheri A. Simon and 20,965 shares held in trust for Stacy L. Simon, Melvin J. Simon’s daughters, for which Natalie Simon, Mr. Simon’s wife, is custodian and has sole voting and dispositive power and includes the 61,506 shares held in trust for Mr. Penny for which Mr. Simon is trustee and has shared voting power; Mr. Simon disclaims beneficial ownership of these shares.
(9)	Includes 985,639 shares held in trust for the benefit of Mr. Penny’s children for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.
(10)	Mr. Mader served as both President, Chief Executive Officer and Director during fiscal 2009. Mr. Mader resigned from his position as President, Chief Executive Officer and Director in July 2008.
(11)	During fiscal 2009, Mr. Bernard F. Sergesketter served as Interim Chief Executive Officer from July 7, 2008 until February 23, 2009.
(12)	During fiscal 2009, Ms. Amy T. Forster served as Chief Financial Officer. In April 2009, Mr. Brian S. Cooper joined the Company as Chief Financial Officer and Ms. Forster assumed the position of Chief Accounting Officer.
(13)	Mr. Pillow terminated service with the Company April 1, 2009. Mr. Pillow’s 150,000 vested stock options expired unexercised on July 1, 2009.

Certain Stockholders

The following table sets forth certain information with respect to each person known by us to be the beneficial owner of five percent or more of either class of the Company’s outstanding common stock, other than Messrs. Penny and Simon whose information is set forth above. The content of this table is based upon the most current information contained in Schedules 13F and 13G filed with the SEC.

Name and Address of Beneficial Owner(1)	Number of Class A Shares(2)	Number of Class B Shares(2)	Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Total Voting Power(3)
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	3,898,629	--	7.2%	--	3.5%
Royce & Associates LLC. 1414 Avenue of Americas New York, NY 10019	3,386,936	--	6.3%	--	3.0%
Heartland Advisors, Inc. 789 N. Water Street Suite 500 Milwaukee, WI 53202	3,000,000	--	5.6%	--	2.7%

(1)	In its capacity as an investment manager, the beneficial owner may be deemed to beneficially own the shares of Class A Common Stock listed in the table. The shares listed in the table are held by the beneficial owner for its own account or for the account of its clients.
(2)	Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.
(3)	Percentage of beneficial ownership and voting power is based on 54,002,409 shares of Class A Common Stock and 14,693,619 shares of Class B Common Stock outstanding as of June 30, 2009.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office for terms expiring at the next annual meeting of stockholders. Our Bylaws provide that not less than six nor more than ten directors shall constitute the Board of Directors.

The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. It is intended that the proxies will be voted for the election of the nominees listed below. In the unforeseen event that any such nominee is unable to serve, proxies may be voted for another nominee designated by the Board of Directors.

Nominees for Election for Terms Expiring at the 2010 Annual Meeting

The following table sets forth certain information with respect to the nominees, all of whom are current members of the Board of Directors with the exception of Mr. Robert W. Foskett.

Name	Age	Principal Occupation and Other Information
Robert W. Foskett(1)	32	Robert W. Foskett is the Managing Partner and Investment Committee Member of Table Mountain Capital LLC, a private investment company, a position he has served since 2006. Prior to joining Table Mountain Capital LLC, he served from 2002 to 2006 as a Research Director at L.H. Investments, a private investment company.

James M. Froisland	58	James M. Froisland has served as a Director of the Company since March 2009. Mr. Froisland is currently the Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary for Material Sciences Corporation (OTCBB: MACS), a position he has served since June 2006. Prior to this role, Froisland served from 2002 as Senior Vice President, Chief Financial Officer and Chief Information Officer for InteliStaf Healthcare, Inc., a private provider of healthcare staffing services. He previously held executive and senior financial, accounting and information technology positions with a number of companies, including Burns International Services Corporation, Anixter International Inc., Allsteel, Inc., Budget Rent A Car Corporation and The Pillsbury Company. Mr. Froisland started his career with the public accounting firm, KPMG LLP and is a Certified Public Accountant.

Richard S. Gilbert	56	Richard S. Gilbert has served as a President, Chief Executive Officer and Director of the Company since February 2009. Prior to joining the Company, Mr. Gilbert served from 2005 as President and Chief Executive Officer of Kineto Wireless, Inc. (“Kineto”), a leading provider in Unlicensed Mobile Access technology as well as supporting products that are used to enable Fixed-Mobile Convergence. From 1998 to 2005, Mr. Gilbert was the Chairman and Chief Executive Officer of Copper Mountain Networks. Prior to Copper Mountain, Mr. Gilbert was the President of ADC Kentrox. Additionally, Mr. Gilbert has held numerous senior management positions with companies that include Make Systems, VitaLink Communications Corporation, and IBM Corporation.

Martin D. Hernandez	51	Martin D. Hernandez has served as a Director of the Company since May 2009. Mr. Hernandez is currently the Chief Financial Officer of Kineto Wireless, Inc. (“Kineto”), an innovator and leading supplier of solutions that enable delivery of mobile services over broadband. Mr. Hernandez has served in this position since July 2006. Prior to that, Mr. Hernandez served as President and Chief Operating Officer of Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions, from September 2000 to March 2005 and as Rainmaker’s Chief Financial Officer beginning in October 1999. Prior to Rainmaker, he held senior financial and operational roles with Silicon Graphics and Meris Laboratories. Mr. Hernandez received his CPA while in the San Jose office of Price Waterhouse.

Name	Age	Principal Occupation and Other Information
Eileen A. Kamerick	51	Eileen A. Kamerick has been a director of Westell since December 2003. Since August, 2008, Ms. Kamerick has served as Senior Vice President, Chief Financial Officer and Chief Legal Officer of Tecta America Corporation, the largest commercial roofing company in the United States, with particular expertise in solar installations and greenroofs. Prior to joining Tecta America Corporation, she served as Executive Vice President and Chief Financial Officers of BearingPoint, Inc., a management and technology consulting firm from May 2008 to June 2008. On February 18, 2009, BearingPoint, Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. Prior to joining BearingPoint, Inc., she served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Heidrick and Struggles International, Inc., an international executive search and leadership consulting firm, from June 2004 to May 2008. She serves on the Board of Associated Bancorp (NASDAQ: ASBC) and Bostwick Laboratories, Inc., as well as the Boys and Girls Club of Chicago, Cove School, and Mercy Home for Boys and Girls.

Robert C. Penny III(1)	56	Robert C. Penny III has served as a Director of the Company since September 1998. He has been the managing partner of P.F. Management Co., a private investment company, since May 1980 and is the owner of Eastwood Land & Cattle.

Martin H. Singer	58	Martin H. Singer has served as a Director of the Company since March 2009. Mr. Singer is currently the Chief Executive Officer and Chairman of the Board of PCTEL, Inc. (NASDAQ: PCTI), a global leader in propagation and optimization solutions for the wireless industry, a position he has served since October 2001. Prior to that, Mr. Singer served as PCTEL’s non-executive Chairman of the Board from February 2001 until October 2001, and he has been a PCTEL director since August 1999. From December 1997 to August 2000, Mr. Singer served as President and Chief Executive Officer of SAFCO Technologies. He left SAFCO in August 2000, after its sale to Agilent Technologies. From September 1994 to December 1997, Mr. Singer served as Vice President and General Manager of the wireless access business development division of Motorola, a communications equipment company. Prior to this period, Mr. Singer held senior management and technical positions at Motorola, Tellabs, AT&T and Bell Labs. Mr. Singer currently is a member of the FIRST Illinois Executive Board and served from 2003 to 2008 as Chairman of the Midwest council of the American Electronics Association (“AeA”). He also served on the standing advisory group for the Public Company Accounting Oversight Board (“PCAOB”) for two years. Mr. Singer has eight patents in telecommunications and has written numerous articles on network evolution, immigration and labor policy, and other issues related to technology development.

(1)	Mr. Foskett is the nephew of Mr. Robert C. Penny III.

Directors with Terms Expiring at the 2009 Annual Meeting

The following table sets forth certain information with respect to the current members of the Board of Directors who are not standing for re-election.

Name	Age	Principal Occupation and Other Information
John W. Seazholtz	72	John W. Seazholtz has served as Director of the Company since December 1997 and was elected Chairman in April 2000. Mr. Seazholtz was President and Chief Executive Officer of Telesoft America, Inc. from May 1998 to May 2000. In April 1998, Mr. Seazholtz retired as Chief Technology Officer - Bell Atlantic where he had served since June 1995. Mr. Seazholtz previously served as Vice President Technology and Information Services - Bell Atlantic and in other executive capacities with Bell Atlantic beginning in 1962. Mr. Seazholtz currently serves as a Director for Iteris, Inc. (AMEX: ITI), formerly Odetics, Inc., a supplier of digital data management products for the security and vehicle traffic management. He is Chairman of eWay Group, a private consulting firm. He is on the Board of Overseers of New Jersey Institute of Technology.

Melvin J. Simon	64	Melvin J. Simon has served as Assistant Secretary of the Company since July 1995 and as a Director of the Company since August 1992. From July 1995 to April 2003, Mr. Simon served as Assistant Treasurer of the Company. From August 1992 to July 1995, Mr. Simon served as Secretary and Treasurer of the Company. A Certified Public Accountant, Mr. Simon founded and has served as President of Melvin J. Simon & Associates, Ltd., a public accounting firm, since May 1980. Mr. Simon serves on the Board of the Northern Illinois University, Charitable Foundation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE FOR ALL OF THE NOMINEES.

Management Transition

On July 7, 2008, Thomas E. Mader resigned from his position as our President, Chief Executive Officer and Director. On July 8, 2008, Bernard F. Sergesketter became the Interim Chief Executive Officer.

On February 23, 2009, Bernard F. Sergesketter completed his responsibilities as the Company’s Interim Chief Executive Officer when Richard S. Gilbert joined the Company as our President, Chief Executive Officer and Director.

Because Mr. Mader, Mr. Sergesketter and Mr. Gilbert all served as Chief Executive Officer during fiscal 2009, all three are considered named executive officers under the federal securities laws and therefore appear in the compensation tables below.

On April 1, 2009, Timothy R. Pillow was terminated from the Company.

On April 20, 2009, Brian S. Cooper became the Company’s Vice President and Chief Financial Officer. On that same date, Amy T. Forster, the Company’s prior Chief Financial Officer, assumed the responsibilities of the newly created position of Chief Accounting Officer (“CAO”).

COMPENSATION DISCUSSION AND ANALYIS

As a “smaller reporting company”, we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to executive compensation disclosure. Under the scaled disclosure requirements we are not required to provide a Compensation Discussion and Analysis and certain other disclosures relating to executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Singer (Chair), Penny and Seazholtz. No interlocking relationships exist between our Board of Directors or Compensation Committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

We have granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of common stock held in the Voting Trust.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

As a “smaller reporting company”, we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to executive compensation disclosure. Under the scaled disclosure requirements we are not required to provide a Compensation Committee Report on Executive Compensation or to provide certain other disclosures relating to executive compensation.

Compensation of Executive Officers

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our named executive officers.

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)

Richard S. Gilbert	2009	51,923	(3)	180,000	(4)	--		1,976		--		16,494	250,393
Chief Executive Officer

Thomas E. Mader (5)	2009	114,681	(6)	--		898,917	(7)	26,848		67,123	(8)	359,850	1,467,419
Former Chief Executive	2008	450,000		225,000	(9)	234,500	(10)	21,065		--		11,846	942,411
Officer	2007	69,230	(11)	60,000	(12)	39,083	(10)	--		--		--	168,313

Bernard F. Sergesketter	2009	302,859	(13)	--		--		41,304	(14)	--		1,251	345,414
Former Interim Chief Executive Officer

Amy T. Forster	2009	230,885		--		--		48,529		45,000		9,200	333,614
Senior Vice President,	2008	165,000	(15)	--		--		34,274		198,750		2,369	400,393
Chief Financial Officer, Treasurer and Secretary

Timothy R. Pillow	2009	261,000		--		--		48,649		75,000		8,921	393,570
Chief Marketing and	2008	139,423	(17)	240,000	(18)	--		18,685		48,750	(19)	2,308	449,166
Strategy Officer (16)

Christopher J. Shaver	2009	230,885		--		--		54,980		90,000		9,200	385,065
Senior Vice President	2008	220,000		--		--		46,678		198,750		2,369	467,797
of Engineering and Chief Technology Officer

Mark B. Skurla	2009	237,911		--		--		64,213		60,000		4,287	366,411
Vice President of Sales	2008	230,000		--		--		56,985		185,500		2,477	474,962
and Customer Service

(1)

Reflects the dollar amount recognized for financial statement reporting purposes for fiscal years 2009, 2008 and 2007 in accordance with the FAS 123(R) and thus may include amounts from awards granted in and prior to fiscal years 2009, 2008 and 2007. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for fiscal 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 15, 2009, except that the figures do not reflect a forfeiture rate.

(2)	Other compensation includes Company 401(k) contributions, severance, financial planning and the discount on the ESPP purchases outlined in the table below.
(3)	Represents Mr. Gilbert’s salary from February 23, 2009 through March 31, 2009.
(4)	Mr. Gilbert received an $180,000 bonus for relocation with $60,000 payable on his start date, $60,000 payable on the identification of a property and $60,000 payable upon contract signing. Under the terms of Mr. Gilbert’s employment agreement, he receives an annual base salary of $500,000 per year that is reviewed annually, which may be increased, but not decreased, without his consent. For the fiscal year ending March 31, 2010, Mr. Gilbert was guaranteed a bonus of $250,000. For subsequent fiscal years during the term of his employment, Mr. Gilbert would be eligible to receive a bonus upon the achievement of performance goals to be developed for each year by our Board and Compensation Committee.
(5)	Mr. Mader resigned from the Company on July 7, 2008. As a result of his resignation, 80,000 of unvested stock options were immediately forfeited and the 20,000 vested stock options expired unexercised as of October 8, 2008.
(6)	Represents Mr. Mader’s salary from April 1, 2008 through July 7, 2009.
(7)	Reflects the restricted stock award that vests in equal annual installments of 20% per year which commenced on February 1, 2008.
(8)	Represents Mr. Mader’s pro-rata bonus earned from April 1, 2008 through July 7, 2008.
(9)	Pursuant to the terms of Mr. Mader’s employment agreement, he received a guaranteed bonus of $225,000 for fiscal 2008.
(10)	Reflects the restricted stock award that vests in equal annual installments of 20% per year which commenced on February 1, 2008. Pursuant to the Mr. Mader’s employment agreement, vesting was accelerated upon his resignation on July 7, 2008.
(11)	Represents Mr. Mader’s salary for the three-month period January 22, 2007 to March 31, 2007.
(12)	Mr. Mader received a $60,000 bonus for relocation payable on his start date.
(13)	Represents Mr. Sergesketter’s salary as Interim Chief Executive Officer from July 8, 2008 until February 23, 2009.
(14)	Due to Mr. Sergesketter’s prior retirement from the Company’s Board on September 27, 2007, he had 105,000 vested stock options expire unexercised on September 27, 2008.
(15)	Represents Ms. Forster’s salary from July 2, 2007 through March 31, 2008.
(16)	Mr. Pillow terminated service from the Company April 1, 2009.
(17)	Represents Mr. Pillow’s salary from August 27, 2007 through March 31, 2008.
(18)	Pursuant to the terms of Mr. Pillow’s employment agreement, he received a guaranteed bonus of $150,000 for fiscal 2008 and a $90,000 sign-on bonus.
(19)	Represents fiscal 2008 bonus payment above the guaranteed amount based on Plan’s performance metrics.

ALL OTHER COMPENSATION

Name	Year	Company 401(k) Contributions ($)	Severance ($)(1)	Financial Planning ($)		Temporary Housing(2)	Total ($)
Richard S. Gilbert	2009	--	--	7,434	(2)	9,060	16,494
Thomas E. Mader	2009 2008 2007	2,346 4,846 --	357,504 -- --	-- 7,000 --		-- -- --	359,850 11,846 --
Bernard F. Sergesketter	2009	1,251	--	--		--	1,251
Amy T. Forster	2009 2008	9,200 2,369	-- --	-- --		-- --	9,200 2,369
Timothy R. Pillow	2009 2008	8,921 2,308	-- --	-- --		-- --	8,921 2,308
Christopher J. Shaver	2009 2008	9,200 2,369	-- --	-- --		-- --	9,200 2,369
Mark B. Skurla	2009 2008	4,287 2,477	-- --	-- --		-- --	4,287 2,477

(1)	Represents $348,923 of severance payments and $8,581 for health care benefits. Additional information regarding the severance is contained in the Potential Payments Upon Termination or Change in Control section below.
(2)	Includes tax gross-up.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth specific information with respect to each grant of an award made under any Company plan to a named executive officer during fiscal 2009.

Estimated Future Payments Under Non- Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)(2)	All Other Options Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Options Awards ($/Sh)(4)	Closing Price on Grant Date of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(5)
Richard S. Gilbert	2/23/2009	1/16/2009	--	--	--	500,000(6)	0.295	0.290	80,150
Thomas E. Mader	--	--	(7)	(7)	(7)	--	--	--	--
Bernard F. Sergesketter	7/8/2008 1/13/2009	7/8/2008 1/13/2009	-- --	-- --	-- --	60,000(8) 20,000(8)	1.125 0.320	1.070 0.330	32,430 3,504
Amy T. Forster	5/13/2008 5/13/2008	5/13/2008 5/13/2008	0 --	150,000 --	(2 --)	-- 30,000(9)	-- 1.665	-- 1.660	-- 25,215
Timothy R. Pillow	5/13/2008 5/13/2008	5/13/2008 5/13/2008	0 --	150,000 --	(2 --)	-- 30,000(9)(10)	-- 1.665	-- 1.660	-- 25,215
Christopher J. Shaver	5/13/2008 5/13/2008	5/13/2008 5/13/2008	0 --	150,000 --	(2 --)	-- 30,000(9)	-- 1.665	-- 1.660	-- 25,215
Mark B. Skurla	5/13/2008 5/13/2008	5/13/2008 5/13/2008	0 --	150,000 --	(2 --)	-- 30,000(9)	-- 1.665	-- 1.660	-- 25,215

(1)	The columns reflect amounts payable under the Incentive Plan for meeting specified threshold, target and maximum levels of performance, respectively.
(2)	Originally, the fiscal 2009 bonus plans did not have a cap on the maximum payout. However, pursuant to the Incentive Plan, the Compensation Committee exercised its full discretion to cap payouts to 100% of target for each of the underlying performance objectives.
(3)	All options grants in the table are non-qualified stock options, with the exception of Mr. Gilbert’s option grant which are incentive stock options. All option grants in the table have a seven-year life. All awards were issued pursuant to the 2004 Stock Incentive Plan.
(4)	The exercise price is the average of the high and low price on the grant date.
(5)	The column reflects the grant date fair value calculated in accordance with FAS 123(R). See Note 9 to the audited financial statements for fiscal 2009 for further assumption details.
(6)	The options vest at the rate of 25% per year.
(7)	Pursuant to the terms of his employment agreement, Mr. Mader received a fiscal 2009 bonus of $67,123 which represented a pro rata portion of a $250,000 target bonus. For additional information regarding this bonus amount please see “Potential Payments Upon Termination or Change in Control” below.
(8)	The options vest at 10,000 shares per month or 100% upon termination by the Company by reason of hiring a permanent Chief Executive Officer.
(9)	The options vest at the rate of 20% per year.
(10)	Mr. Pillow terminated service on April 1, 2009 and all of these options were forfeited prior to vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table below includes certain information with respect to stock options and restricted stock previously awarded to the named executive officers that were outstanding as of March 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

Richard S. Gilbert	--	500,000	(1)	0.295	2/23/2016		--	--
Thomas E. Mader	--	--		--	--		--	--
Bernard F. Sergesketter	60,000 20,000	-- --		1.125 0.320	7/08/2015 1/13/2016	(2) (2)	-- --	-- --
Amy T. Forster	30,000 --	120,000 30,000	(3) (4)	2.680 1.665	7/02/2014 5/13/2015		-- --	-- --
Timothy R. Pillow	30,000 --	120,000 30,000	(5) (4)	2.060 1.665	8/27/2014 5/13/2015	(5) (6)	-- --	-- --
Christopher J. Shaver	60,000 30,000 7,200 --	-- 120,000 28,200 30,000	(7) (8) (4)	7.265 2.360 2.780 1.665	1/24/2012 04/9/2017 7/12/2014 5/13/2015		-- -- -- --	-- -- -- --
Mark B. Skurla	80,000 7,200 --	120,000 28,200 30,000	(9) (8) (4)	2.175 2.780 1.665	7/24/2016 7/12/2014 5/13/2015		-- -- --	-- -- --

(1)	The incentive stock option award vests in equal annual installments of 25% per year commencing on February 23, 2010.
(2)	The options vest at 10,000 shares per month or 100% upon termination by the Company by reason on hiring a permanent Chief Executive Officer. Mr. Sergesketter retired from the Company in February 27, 2009 and has one year to exercise his vested stock options.
(3)	The option award vests in equal annual installments of 20% per year commencing on July 2, 2008.
(4)	The option award vests in equal annual installments of 20% per year commencing on May 13, 2009.
(5)	The options vest in equal annual installments of 20% per year commencing on August 27, 2008. Mr. Pillow terminated service from the Company April 1, 2009. Pursuant to Mr. Pillow’s employment agreement these shares vested on April 1, 2009 and his last day to exercise was July 1, 2009. All of these shares expired unexercised.
(6)	Mr. Pillow terminated service on April 1, 2009 and all of these options were forfeited prior to vesting.
(7)	The option award vests in equal annual installments of 20% per year commencing on April 9, 2008.
(8)	The option award vests in equal annual installments of 20% per year commencing on July 12, 2008.
(9)	The option award vests in equal annual installments of 20% per year commencing on July 24, 2007.

OPTION EXERCISES AND STOCK VESTED

The table below includes certain information with respect to vesting of restricted stock units for the named executive officers during fiscal 2009. No stock options were exercised by the named executive officers during fiscal 2009.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Richard S. Gilbert	--	--
Thomas E. Mader	400,000(1)	488,000(2)
Bernard F. Sergesketter	--	--
Amy T. Forster	--	--
Timothy R. Pillow	--	--
Christopher J. Shaver	--	--
Mark B. Skurla	--	--

(1)	Mr. Mader resigned from the Company on July 7, 2008. Pursuant to the Mr. Mader’s employment agreement, vesting was accelerated on his unvested restricted stock that was originally granted in February 1, 2007 upon his resignation on July 7, 2008.
(2)	The amount reflects the number of shares acquired upon vesting multiplied by the average of the high and low stock prices on July 7, 2008, the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show potential payments to our named executives under existing contracts, agreements, plans or arrangements for various scenarios under termination or a change-in-control, assuming a March 31, 2009 triggering event and using a stock price of $0.28 per share, which represents the closing price of our common stock on March 31, 2009. The titles presented reflect their positions as of March 31, 2009.

Richards S. Gilbert

President and Chief Executive Officer

The following table shows the potential payments pursuant to Mr. Gilbert’s employment agreement assuming a March 31, 2009 triggering event:

		Voluntary Termination			Involuntary Termination
	Change of Control ($)	Good Reason ($)	Without Good Reason ($)	Retirement ($)	For Cause ($)	Without Cause ($)	Death and/or Permanent Disability ($)
Cash Compensation	--	500,000	--	--	--	500,000	--
Health Benefits	--	9,800	--	--	--	9,800	--

Total	--	509,800	--	--	--	509,800	--

If the Company terminates Mr. Gilbert’s employment without cause during the first two years of his employment or if Mr. Gilbert resigns for good reason during the first two years of his employment, he will be entitled to receive as severance one year’s base salary payable in regular installments, continued health benefits at employee rates, and a pro rata portion of his target or guaranteed bonus, as applicable, for the fiscal year in which the termination occurs. There was no bonus opportunity for the year ended March 31, 2009. Mr. Gilbert is subject to a non-competition covenant for one year following termination as a condition of receiving severance.

Thomas E. Mader

Former President and Chief Executive Officer

Mr. Mader resigned as the Company’s President and Chief Executive Officer effective July 7, 2008. As a result of his resignation and pursuant to the terms of his employment agreement, Mr. Mader was paid one year’s base salary at a rate of $472,500, continued health benefits at the Company’s cost, and a pro rata portion of his $250,000 target bonus for fiscal 2009, which was $67,123, and received 100% vesting of 400,000 shares of restricted stock effective on his termination date. Mr. Mader had three months to exercise his vested stock options. Unvested stock options expired as of his resignation date. Mr. Mader is subject to a non-competition covenant for one year following termination of his employment.

Timothy R. Pillow

Chief Marketing and Strategy Officer

Mr. Pillow was terminated as the Company’s Chief Marketing and Strategy Officer effective April 1, 2009. As a result and pursuant to the terms of his employment agreement, Mr. Pillow will be paid one year’s base salary at a rate of $260,000 and received 100% vesting of options representing 150,000 shares of stock effective on his termination date. Mr. Pillow had three months to exercise his vested stock options and unvested stock options expired as of his resignation date. Mr. Pillow also received $75,000 of his $150,000 target bonus for fiscal 2009.

The following table shows the potential payments pursuant to Mr. Pillow’s same employment agreement assuming a March 31, 2009 triggering event:

		Voluntary Termination			Involuntary Termination
	Change of Control ($)	Good Reason ($)	Without Good Reason ($)	Retirement ($)	For Cause ($)	Without Cause ($)	Death and/ or Permanent Disability ($)
Cash Compensation	--	260,000	--	--	--	260,000	--
Health Benefits	--	16,500	--	--	--	16,500	--

Total	--	276,500	--	--	--	276,500	--

Mr. Pillow’s employment agreement provided that if the Company terminated Mr. Pillow’s employment without cause during the first three years of his employment or if Mr. Pillow resigned for good reason during the first three years of his employment, he would have been entitled to receive as severance one year’s base salary payable in regular installments, continued health benefits at employee rates, and a pro rata portion of Mr. Pillow’s anticipated bonus for the fiscal year in which the termination occurred. If Mr. Pillow remained employed at the time of a change of control that had occurred within five years, and within twelve months following the change of control, either the total of Mr. Pillow’s salary and target bonus were reduced without his written consent or Mr. Pillow’s primary duties and responsibilities as Chief Marketing and Strategy Officer of the Company were, without his written consent, materially reduced or modified in such a way as to be qualitatively beneath the duties and responsibilities befitting of the president and chief executive officer of a publicly held company of comparable size in the telecommunication industry in the United States, and if Mr. Pillow resigned within six (6) months after such reduction in compensation or change in duties and responsibilities, he would be entitled to receive one year’s base salary payable in regular installments, continued health benefits at employee rates, and 100% of the target bonus amount authorized and approved for Mr. Pillow by our Compensation Committee for such fiscal year or for the prior fiscal year, if higher. Mr. Pillow is subject to a non-competition covenant for one year following termination as a condition of receiving severance.

Amy T. Forster

Senior Vice President, Chief Financial Officer, Treasurer and Secretary

As of March 31, 2009 Ms. Forster did not have any employment agreements or change in control provisions. On April 15, 2009, the Company entered into a Severance Agreement with Ms. Forster. The agreement provides that if Ms. Forster is terminated without cause prior to April 15, 2012, she shall be entitled to severance pay equal to nine month’s base salary at the rate in effect for Ms. Forster as of the effective date of the termination, payable in regular installments, and continued health benefits at employee rates.

Christopher J. Shaver and Mark B. Skurla

Senior Vice President of Engineering and Chief Technology Officer, and Vice President of Sales and Customer Service, respectively.

Messrs. Shaver and Skurla do not have any employment or change-in-control agreements.

The following discusses potential payments due to termination or change-in-control to our current Chief Financial Officer under his employment agreement entered into on April 20, 2009.

Mr. Cooper

Vice President, Chief Financial Officer, Treasurer and Secretary

On April 20, 2009, Mr. Cooper became the Company’s Vice President and Chief Financial Officer. Under the terms of Mr. Cooper’s Employment Agreement, if the Company terminates Mr. Cooper’s employment without cause during the first two years of his employments concurrent with or following a change in control, or if Mr. Coopers resigns for good reason following a change in control, he will be entitled to receive nine months base salary at the rate in effect at the time of termination payable in regular installments, and a pro rata portion of his target bonus for the fiscal year in which the termination occurs. Mr. Cooper is subject to a non-competition covenant during the term of his employment and for an additional one year period if, following termination of his employment with the Company, Mr. Cooper is entitled to receive severance. Mr. Cooper is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment whether or not he is entitled to severance pay.

Compensation of Directors

DIRECTOR COMPENSATION

On April 3, 2007, the Compensation Committee set the compensation levels for directors. The annual retainer for all directors was $30,000. Additional annual retainers for chairpersons were as follows: Chairman of the Board - $25,000; Chair of the Audit Committee - $10,000; Chair of the Compensation Committee - $5,000; all other Committee Chairs - $2,000. The in-person committee meeting fee was $1,000 and the teleconference committee meeting fee was $250. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings. Mr. Simon receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company and received a fee of $9,532 for preparing board minutes during fiscal 2009. Directors who are employees of the Company do not receive additional compensation for service as directors. In addition, non-employee directors are eligible to receive awards under our 2004 Stock Incentive Plan.

Effective April 1, 2009, the Compensation Committee established new compensation levels for directors. The annual retainer for all directors was increased to $40,000. Annual retainers for the chairpersons were approved as follows: Chairman of the Board - $20,000; Chair of the Audit Committee - $10,000; Chair of the Compensation Committee - $7,500. Annual retainers for the members of committees were approved as follows: Member of the Audit Committee - $5,000 and Member of the Compensation Committee - $5,000. There is not separate compensation for meeting attendance. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive additional compensation for service as directors. In addition, non-employee directors are eligible to receive awards under our 2004 Stock Incentive Plan. On April 15, 2009 or a director’s initial appointment date, non-employee directors were each granted 20,000 restricted shares, with 25% vesting on each annual anniversary date of the grant. On April 1 of each subsequent year, another 10,000 restricted shares shall be granted to each non-employee director with 25% vesting on each annual anniversary of their respective grant dates.

Director Summary Compensation Table

The following table details the total compensation for non-employee directors for fiscal 2009.

Name(1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
John W. Seazholtz	67,850		5,370	--	73,220
Paul A. Dwyer(4)	38,250		5,370	--	43,620
James M. Froisland(5)	1,500		--	--	1,500
Eileen A. Kamerick	43,750		35,966	--	79,716
Robert C. Penny III	36,250		5,370	--	41,620
Roger L. Plummer(6)	19,000		5,370	--	24,370
Melvin J. Simon	54,485	(7)	5,370	--	59,855
Martin H. Singer(8)	917		--	--	917

(1)

Richard S. Gilbert, our current Chief Executive Officer, and Thomas E. Mader, our former Chief Executive Officer, are not included in this table as they were employees of the Company and received no additional compensation for their service as director. The compensation received by Mr. Gilbert and Mr. Mader as our employees is shown in the Summary Compensation Table above. Mr. Hernandez is excluded from this table as he was appointed to the Board on May 27, 2009.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2009 in accordance with the FAS 123(R) and thus may include amounts from awards granted in and prior to fiscal 2009. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for fiscal 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 15, 2009, except that the figures do not reflect a forfeiture rate.
(3)	The aggregate number of options outstanding as of March 31, 2009 for each non-employee director is as follows: Mr. Seazholtz: 240,000; Mr. Dwyer: 214,000; Ms. Kamerick: 95,000; Mr. Penny: 45,000; and Mr. Simon: 197,000.
(4)	Mr. Dwyer retired from the Company’s Board on February 28, 2009. As a result of his retirement, 16,000 unvested stock options were immediately forfeited.
(5)	Mr. Froisland was appointed to the Board effective March 13, 2009.
(6)	Mr. Plummer resigned from the Company’s Board on October 12, 2008. As a result of his resignation, 16,000 unvested stock options were immediately forfeited and 94,000 vested stock options expired unexercised as of January 12, 2009.
(7)	Includes fees of $7,735 paid to Melvin J. Simon & Associates, Ltd. for preparing board minutes and $5,000 of Conference Plus Board fees.
(8)	Mr. Singer was appointed to the Board effective March 23, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2009 with respect to shares of our common stock that may be issued under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders	6,483,472	3.97	4,495,726
Equity compensation plans not approved by security holders(1)	1,335,000	2.88	--

Total	7,818,472	3.78	4,495,726

(1) Reflects non-qualified stock options to acquire shares of Class A Common Stock granted to E. Van Cullens on June 28, 2001. As of March 31, 2009, all of these outstanding options are fully vested. The strike price on 535,000, 400,000, and 400,000 of the options is $1.95, $2.00, and $5.00 per share, respectively. The options have a 10-year contractual life.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 26, 2008, while Mr. Gilbert was Chief Executive Office of Kineto and Mr. Hernandez was Chief Financial Officer of Kineto, the Company entered into a Software License Agreement with Kineto for a renewable license to use Kineto’s UMA/GAN client software and for related porting and maintenance support. In connection with the license agreement, the Company paid approximately $300,000 to Kineto, including a license fee of $150,000, a porting fee of $93,600 and a follow-on client service fee of $49,000. Although, Kineto is eligible to receive ongoing royalties, no royalties were earned in fiscal 2009. As of July 20, 2009, Mr. Gilbert and Mr. Hernandez hold vested stock options for approximately 1.89% and 0.65%, respectively, of Kineto’s outstanding shares on a fully diluted basis.

In connection with the commencement of Mr. Reedy’s employment as Chief Executive Officer of Conference Plus in October 2002, Mr. Reedy was granted an option to acquire 400,000 shares of Conference Plus stock at an exercise price of $1.79 per share. The options vested in equal annual installments of 20% per year beginning on the first anniversary of his start date. The options became fully vested in October 2007.

In the event of a sale of Conference Plus (defined as a 51% change of control), Mr. Reedy will also receive compensation as of the time of sale based on the greater of 5% of Conference Plus EBITDA for the trailing twelve months or $250,000 with a cap of $1,250,000. Payment is conditional on Mr. Reedy remaining in his capacity as Chief Executive Officer, if desired by the acquirer, for a minimum of six months. The compensation would be paid six months after the change of control or after Mr. Reedy’s involuntary termination, whichever occurs first.

The Company does not currently have written policies and procedures with respect to the approval of related-party transactions. Our practice with respect to related-party transactions has been that all transactions between the Company and any related person will be approved by a majority of the members of the Board and by a majority of independent and disinterested directors. All proposed related-party transactions are generally reported to senior management, who assist in gathering the relevant information about the transaction, and present the information to the Board. The Board then determines whether the transaction is a related person transaction and approves, ratifies, or rejects the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of documents in our possession and on written representations from reporting persons, we believe that during fiscal 2009, all such persons filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (Communicating with Audit Committees Concerning Independence), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the SEC. The Audit Committee and the Board have also recommended that stockholders ratify the selection of our independent auditors.

During fiscal 2009, management documented, tested and evaluated internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and Ernst & Young kept the Audit Committee apprised of our progress. Management has provided the Audit Committee with a report on the effectiveness of internal controls.

The Audit Committee is governed by a charter. The Board of Directors has determined that the current members of the Audit Committee each qualify as an “audit committee financial expert” as defined by Item 401(h) of the Regulation S-K and that each of them is “independent” as the term is used in the NASDAQ listing standards as applicable to audit committee members.

Respectfully Submitted By:

The Audit Committee

Eileen A. Kamerick (Chair)

James M. Froisland

Martin Hernandez

John W. Seazholtz

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2010 (“fiscal 2010”). The Board of Directors and the Audit Committee recommend that stockholders ratify the appointment of Ernst & Young. Although we are not required to do so, the Company believes that it is appropriate to request that stockholders ratify the appointment of Ernst & Young as our independent auditors for fiscal 2010. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Ernst & Young will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

Fees to the Company’s Auditors

Set forth below is a summary of certain fees paid to our independent auditors, Ernst & Young LLP, for services for the fiscal years 2009 and 2008.

	Fiscal 2009	Fiscal 2008
Audit Fees	$799,000	$926,328
Audit-Related Fees	35,000	45,000
Tax Fees	25,000	23,426
All Other Fees	--	--

Total	$859,000	$994,754

Audit Fees

Audit fees were for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Reports on Form 10-K and the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

The fiscal year 2009 audit-related fees were for professional services rendered in connection with statutory audit of financial statements for a subsidiary.

The fiscal year 2008 audit-related fees were for professional services rendered in connection with issuing stand alone financial statements for a subsidiary and the implementation of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance and other tax consulting.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor’s independence and has determined that such services are compatible. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young. The Committee will annually pre-approve services in specified accounting areas. The Committee also annually pre-approves the budget for annual generally accepted accounting principals (GAAP) and statutory audits.

PROPOSALS OF STOCKHOLDERS

A stockholder proposal to be included in our proxy statement and presented at the 2010 Annual Meeting must be received at our executive offices, 750 North Commons Drive, Aurora, Illinois, 60504 no later than April 12, 2010 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

Stockholders wishing to nominate a director or bring a proposal before the 2010 Annual Meeting (but not include the proposal in our proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at our principal executive offices in Aurora, Illinois, no later than 60 days prior to the Annual Meeting date, as well as comply with certain provisions of the Company’s bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

FINANCIAL INFORMATION

The Company has furnished financial statements to stockholders in the 2009 Form 10-K, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 2009 Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Brian S. Cooper, Vice President and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois, 60504; telephone number (630) 898-2500.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors

Brian S. Cooper

Secretary

Date: July 29, 2009

PROXY	WESTELL TECHNOLOGIES, INC.	PROXY

This Proxy is solicited by the Board of Directors of Westell Technologies, Inc. for the Annual Meeting of Stockholders, on September 17, 2009, 10:00 a.m., local time, at the Company’s Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois, 60504.

The undersigned hereby appoints John W. Seazholtz, Melvin J. Simon and Brian S. Cooper, and each of them proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the annual meeting, and at any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holders on any other matter that may properly come before the meeting and any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and acknowledges receipt of the proxy statement for the annual meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted for proposals 1 and 2.

(THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

(Comments/Change of Address	)

(This proxy is continued and to be signed on the reverse side.)(If you have written in the above space, please mark the corresponding box on the reverse side)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 17, 2009. THE WESTELL TECHNOLOGIES, INC. PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS AND 2009 ANNUAL REPORT ARE AVAILABLE AT https://materials.proxyvote.com/957541.

- FOLD AND DETACH HERE -

THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

1. ELECTION OF DIRECTORS:				List nominee exceptions:
Director Nominees: 01 Robert W. Foskett 02 James M. Froisland 03 Richard S. Gilbert 04 Martin D. Hernandez 05 Eileen A. Kamerick 06 Robert C. Penny III 07 Martin H. Singer	For [ ] [ ] [ ] [ ] [ ] [ ] [ ]	Withhold [ ] [ ] [ ] [ ] [ ] [ ] [ ]	This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be deemed to constitute direction to vote “for” each of the proposals.

Please mark, sign, date and return the proxy card using the enclosed envelope.

2. Ratification of Ernst & Young LLP as Auditors	For [ ]	Against [ ]	Abstain [ ]

Comments/Change of Address	Date , 2009 Signature(s) Signature(s)

(NOTE: Please sign exactly as name appears on this Proxy. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)